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                                                                     EXHIBIT 5.1

                                       November 22, 2004

McDERMOTT INTERNATIONAL, INC.
1450 Poydras Street
New Orleans, Louisiana 70112
U.S.A.

Dear Sirs:

      We are acting as Panamanian Counsel for McDermott International, Inc., a Panama corporation ("McDermott") in connection with the Registration under the Securities Act of 1933, as amended (the "1933 Act"), of 1,000,000 shares of McDermott's Common Stock, $1.00 par value per share (the "Shares"), which may be issued pursuant to awards granted under the McDermott International, Inc. 1992 Senior Management Stock Plan (as Amended and Restated Effective February 1,
2002) (the "Plan"). The registration of the Shares is to be effected by means of a Registration Statement on Form S-8 to be filed with the U. S. Securities and Exchange Commission (the "Registration Statement").

      In our capacity as your counsel in the connection referred to above, we have examined the Articles of Incorporation and Amended and Restated By-laws, each as amended to date, of McDermott and the originals, or copies certified or otherwise identified, of corporate records of McDermott, certificates of public officials and of representatives of McDermott, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving these opinions, we have relied on certificates of officers of McDermott with respect to the accuracy of material factual matters contained in or covered by those certificates.

      On the basis of the foregoing, we are of the opinion that:

      1. McDermott is a corporation duly organized and validly existing in good standing under the laws of the Republic of Panama.

      2. The Shares have been duly authorized and, when issued in accordance with the Plan, will be legally and validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our name in the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose written consent Section 7 of the 1933 Act requires to be filed with the Registration Statement.

      We are counsel qualified to practice law only in the Republic of Panama and we express no opinion with respect to the laws of any other jurisdiction.

                                                          Very truly yours,

                                                          /s/ Durling & Durling